                                                                   EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-65858 of Cendant Corporation on Form S-3 of our report dated January 29, 2001 (March 2, 2001, as to Note 27), appearing in the Annual Report on Form 10-K of Avis Group Holdings, Inc. for the year ended December 31, 2000 and included in the Current Report on Form 8-K of Cendant Corporation dated April 18, 2001.

/s/ Deloitte & Touche LLP
New York, New York
August 6, 2001